QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-144839) pertaining to the BladeLogic 2007 Stock Option and Incentive Plan and the BladeLogic 2001 Stock Option and Incentive Plan of our report dated November 27, 2007, with respect to the consolidated financial statements of BladeLogic, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 2007.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
November 26, 2007

QuickLinks

  EXHIBIT 23.1